Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
Second Quarter 2022 Financial Results
Achieves New Record for Portfolio Fair Value of $877 Million and Net Investment Income
of $0.41 Per Share for the Second Quarter
DECLARES THIRD QUARTER 2022 DISTRIBUTION OF $0.36 PER SHARE
Menlo Park, Calif., August 3, 2022 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the second quarter ended June 30, 2022 and the declaration by its Board of Directors of its third quarter 2022 distribution of $0.36 per share.
Second Quarter 2022 Highlights
▪Signed a record level $803.6 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”) and TPVG closed a record level $259.9 million of new debt commitments to venture growth stage companies;
▪Funded $157.6 million in debt investments to 20 portfolio companies with a 13.6% weighted average annualized portfolio yield at origination;
▪Achieved a 14.5% weighted average annualized portfolio yield on total debt investments for the quarter;
▪Earned net investment income of $12.7 million, or $0.41 per share;
▪Realized an 11.8% return on average equity, based on net investment income during the quarter;
▪TPVG portfolio company Grove Collaborative Holdings, Inc. closed its SPAC merger;
▪In April, DBRS, Inc. reaffirmed TPVG’s investment grade rating, BBB Long-Term Issuer rating, with a stable trend outlook;
▪13 portfolio companies raised an aggregate $939.0 million of capital in private financing rounds during the quarter;
▪Held debt investments in record level 56 portfolio companies, warrants in 95 portfolio companies and equity investments in 45 portfolio companies as of June 30, 2022;
▪Debt investment portfolio weighted average investment ranking of 2.06 as of quarter’s end;
▪Net asset value of $404.3 million, or $13.01 per share, as of June 30, 2022;
▪Ended the quarter with a 1.24x leverage ratio; and
▪Declared a third quarter distribution of $0.36 per share, payable on September 30, 2022; bringing total declared distributions to $12.58 per share since the Company’s initial public offering.
Year to Date 2022 Highlights
▪Earned net investment income of $26.2 million, or $0.84 per share;
▪Paid distributions of $0.72 per share;
▪Signed $1.5 billion of term sheets with venture growth stage companies at TPC and TPVG closed $385.7 million of new debt commitments to venture growth stage companies;
▪Funded $220.3 million in debt investments to 26 portfolio companies with a 13.5% weighted average annualized portfolio yield at origination and funded $3.1 million in direct equity investments in private rounds of financing to eight portfolio companies;
▪Achieved a 15.0% weighted average annualized portfolio yield on total debt investments;
▪Raised $125.0 million in aggregate principal amount from the private issuance of 5.00% fixed rate, institutional notes due 2027;
▪In April, DBRS, Inc. reaffirmed TPVG’s investment grade rating, BBB Long-Term Issuer rating, with a stable trend outlook;
▪Three TPVG portfolio companies completed SPAC mergers; and
▪Estimated undistributed taxable earnings from net investment income of $14.3 million, or $0.46 per share, as of June 30, 2022.

“Despite the volatile markets, the demand for our debt financing remains strong,” said Jim Labe, chairman and chief executive officer of TPVG. “With our focus on high quality venture growth stage companies, we achieved several key objectives during the quarter including growing our portfolio to record levels, over-earning our dividend, and generating strong portfolio yields.”
“Our portfolio companies further demonstrated their strong outlook during the first half of 2022, as they continued to complete capital raises, with $1.7 billion raised in the first half of 2022,” said Sajal Srivastava, president and chief investment officer of the Company. “In this market, we continue to concentrate on maintaining the quality of our investment portfolio and deploying our capital in a disciplined manner to create long-term shareholder value.”
PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended June 30, 2022, the Company entered into $259.9 million of new debt commitments with 17 portfolio companies, funded debt investments totaling $157.6 million to 20 portfolio companies, acquired warrants valued at $2.1 million in 16 portfolio companies and made equity investments of $0.7 million in four portfolio companies. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 13.6% at origination. During the quarter, the Company received $50.2 million of principal prepayments, $4.8 million of early repayments and $10.3 million of scheduled principal amortization. The weighted average annualized portfolio yield on total debt investments for the second quarter was 14.5%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The return on average equity for the second quarter was 11.8%. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.
As of June 30, 2022, the Company held debt investments in 56 portfolio companies, warrants in 95 portfolio companies and equity investments in 45 portfolio companies. The total cost and fair value of these investments were $880.3 million and $876.7 million, respectively.
Total portfolio investment activity for the three and six months ended June 30, 2022 and 2021 was as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Beginning portfolio at fair value	$806,447	$633,696	$865,340	$633,779
New debt investments, net(a)	154,391	74,444	215,850	130,087
Scheduled principal amortization	(10,296)	(23,113)	(16,164)	(38,183)
Principal prepayments and early repayments	(55,038)	(46,000)	(170,572)	(81,966)
Net amortization and accretion of premiums and discounts and end-of-term payments	3,609	494	5,542	1,612
Payment-in-kind coupon	1,352	2,232	2,935	4,213
New warrant investments	2,145	2,246	2,960	3,867
New equity investments	1,100	509	3,796	3,153
Proceeds from dispositions of investments	—	—	(246)	(15,000)
Net realized gains (losses) on investments	(670)	—	(1,664)	(15,703)
Net change in unrealized gains (losses) on investments	(26,322)	3,209	(31,059)	21,858
Ending portfolio at fair value	$876,718	$647,717	$876,718	$647,717
_____________
(a)Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended June 30, 2022, TPC entered into $803.6 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
UNFUNDED COMMITMENTS
As of June 30, 2022, the Company’s unfunded commitments totaled $334.2 million, of which $96.6 million was dependent upon portfolio companies reaching certain milestones. Of the $334.2 million of unfunded commitments, $100.2 million will expire during 2022 and $234.0 million will expire during or after 2023, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

RESULTS OF OPERATIONS
Total investment and other income was $27.4 million for the second quarter of 2022, representing a weighted average annualized portfolio yield of 14.5% on total debt investments, as compared to $20.3 million and 13.9% for the second quarter of 2021. The increase in total investment and other income was primarily due to a greater weighted average principal amount outstanding on our income-bearing debt investment portfolio, higher investment yields and increased prepayment activity. For the six months ended June 30, 2022, the Company’s total investment and other income was $54.8 million, as compared to $40.3 million for the six months ended June 30, 2021, representing a weighted average annualized portfolio yield on total debt investments of 15.0% and 13.6%, respectively.
Operating expenses for the second quarter of 2022 were $14.8 million as compared to $10.9 million for the second quarter of 2021. Operating expenses for the second quarter of 2022 consisted of $6.1 million of interest expense and amortization of fees, $3.9 million of base management fees, $3.2 million of income incentive fees, $0.5 million of administration agreement expenses and $1.1 million of general and administrative expenses. Operating expenses for the second quarter of 2021 consisted of $4.1 million of interest expense and amortization of fees, $3.1 million of base management fees, $2.4 million of income incentive fees, $0.5 million of administration agreement expenses and $0.8 million of general and administrative expenses. The Company’s total operating expenses were $28.6 million and $22.0 million for the six months ended June 30, 2022 and 2021, respectively.
For the second quarter of 2022, the Company recorded net investment income of $12.7 million, or $0.41 per share, as compared to $9.4 million, or $0.30 per share, for the second quarter of 2021. The increase in net investment income between periods was driven primarily by greater investment and other income. Net investment income for the six months ended June 30, 2022 was $26.2 million, or $0.84 per share, compared to $18.3 million, or $0.59 per share, for the six months ended June 30, 2021.
During the second quarter of 2022, the Company recognized net realized losses on investments of $0.7 million, resulting primarily from the write-off of a warrant investment. During the second quarter of 2021, the Company recorded $0.1 million of net realized gains on investments and $0.7 million of net realized loss on extinguishment of debt.
Net change in unrealized losses on investments for the second quarter of 2022 was $26.3 million, consisting of $16.8 million of net unrealized losses on our debt investment portfolio and $4.9 million of net unrealized losses on our warrant and equity portfolio resulting from fair value and mark-to-market adjustments, and $4.6 million of net unrealized losses from foreign currency adjustments. Net unrealized gains on investments for the second quarter of 2021 were $3.2 million, resulting primarily from fair value adjustments. The Company’s net realized and unrealized losses were $34.9 million for the six months ended June 30, 2022, compared to net realized and unrealized gains of $5.5 million for the six months ended June 30, 2021.
The Company’s net decrease in net assets resulting from operations for the second quarter of 2022 was $14.4 million, or $0.46 per share, as compared to a net increase in net assets resulting from operations of $12.0 million, or $0.39 per share, for the second quarter of 2021. For the six months ended June 30, 2022, the Company’s net decrease in net assets resulting from operations was $8.7 million, or $0.28 per share, as compared to a net increase in net assets resulting from operations of $23.8 million, or $0.77 per share, for the six months ended June 30, 2021.
CREDIT QUALITY
The Company maintains a credit watch list with portfolio companies placed into one of five credit categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.
As of June 30, 2022, the weighted average investment ranking of the Company’s debt investment portfolio was 2.06, as compared to 2.02 at the end of the prior quarter. During the quarter ended June 30, 2022, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: one portfolio company with a principal balance of $2.5 million was upgraded from Yellow (3) to White (2); two portfolio companies with a combined principal balance of $28.4 million were downgraded from White (2) to Yellow (3), and one portfolio company with a principal balance of $15.0 million was downgraded from White (2) to Red (5).
The following table shows the credit categories for the Company’s debt investments at fair value as of June 30, 2022 and December 31, 2021:

	June 30, 2022			December 31, 2021
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$45,681	5.9%	3	$166,091	21.9%	8
White (2)	642,346	83.6	47	538,167	71.1	38
Yellow (3)	69,364	9.0	4	41,628	5.5	2
Orange (4)	9,152	1.2	1	11,336	1.5	1
Red (5)	2,250	0.3	1	—	—	—
	$768,793	100.0%	56	$757,222	100.0%	49

NET ASSET VALUE
As of June 30, 2022, the Company’s net assets were $404.3 million, or $13.01 per share, as compared to $434.5 million, or $14.01 per share, as of December 31, 2021.
LIQUIDITY AND CAPITAL RESOURCES
As of June 30, 2022, the Company had total liquidity of $288.1 million, consisting of cash and cash equivalents of $43.1 million and available capacity under its Revolving Credit Facility of $245.0 million (which excludes an additional $50.0 million available under the Revolving Credit Facility’s accordion feature), subject to existing advance rates, terms and covenants. The Company ended the quarter with a 1.24x leverage ratio, and an asset coverage ratio of 181%.
DISTRIBUTION
On July 27, 2022, the Company’s board of directors declared a regular quarterly distribution of $0.36 per share for the third quarter of 2022, payable on September 30, 2022 to stockholders of record as of September 15, 2022. As of June 30, 2022, the Company had estimated spillover income of $14.3 million, or $0.46 per share.
SUBSEQUENT EVENTS
Since June 30, 2022 and through August 2, 2022:
▪The Company amended its Revolving Credit Facility to, among other things, extend the revolving period from November 30, 2022 to May 31, 2024 and the scheduled maturity date from May 31, 2024 to November 30, 2025;
▪TPC’s direct originations platform entered into $85.0 million of additional non-binding signed term sheets with venture growth stage companies;
▪The Company closed $23.0 million of additional debt commitments; and
▪The Company funded $25.0 million in new investments.
CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, August 3, 2022, to discuss its financial results for the quarter ended June 30, 2022. To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through September 3, 2022, by dialing (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and entering conference ID 4801009. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, https://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.
ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, the impact of the COVID-19 pandemic and its effects on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
INVESTOR RELATIONS AND MEDIA CONTACT

The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Investments at fair value (amortized cost of $880,287 and $837,849, respectively)	$876,718	$865,340
Cash and cash equivalents	43,098	51,272
Restricted cash	—	7,875
Deferred credit facility costs	1,721	2,170
Prepaid expenses and other assets	522	1,013
Total assets	$922,059	$927,670

Liabilities
Revolving Credit Facility	$105,000	$200,000
2025 Notes, net	69,442	69,348
2026 Notes, net	198,377	198,155
2027 Notes, net	123,703	—
Other accrued expenses and liabilities	21,213	25,676
Total liabilities	$517,735	$493,179

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	311	310
Paid-in capital in excess of par value	415,095	414,218
Total distributable earnings (loss)	(11,082)	19,963
Total net assets	$404,324	$434,491
Total liabilities and net assets	$922,059	$927,670

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	31,074	31
Net asset value per share	$13.01	$14.01

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Investment income
Interest income from investments	$26,995	$19,743	$52,928	$38,933
Other income	433	579	1,849	1,362
Total investment and other income	$27,428	$20,322	$54,777	$40,295

Operating expenses
Base management fee	$3,901	$3,146	$7,618	$6,070
Income incentive fee	3,163	2,351	6,550	4,578
Interest expense and amortization of fees	6,126	4,138	11,225	8,489
Administration agreement expenses	501	470	1,080	988
General and administrative expenses	1,083	814	2,103	1,860
Total operating expenses	$14,774	$10,919	$28,576	$21,985

Net investment income	$12,654	$9,403	$26,201	$18,310

Net realized and unrealized gains/(losses)
Net realized gains (losses) on investments	$(745)	$55	$(3,850)	$(15,642)
Net change in unrealized gains (losses) on investments	(26,322)	3,209	(31,059)	21,858
Net realized loss on extinguishment of debt	—	(681)	—	(681)
Net realized and unrealized gains/(losses)	$(27,067)	$2,583	$(34,909)	$5,535

Net increase (decrease) in net assets resulting from operations	$(14,413)	$11,986	$(8,708)	$23,845

Basic and diluted net investment income per share	$0.41	$0.30	$0.84	$0.59
Basic and diluted net increase (decrease) in net assets per share	$(0.46)	$0.39	$(0.28)	$0.77
Basic and diluted weighted average shares of common stock outstanding	31,037	30,917	31,024	30,899

Total basic and diluted distributions declared per share	$0.36	$0.36	$0.72	$0.72

Weighted Average Portfolio Yield on Total Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Weighted average portfolio yield on total debt investments(2)	14.5%	13.9%	15.0%	13.6%
Coupon income	10.4%	9.9%	10.2%	9.8%
Accretion of discount	0.7%	0.7%	0.8%	0.7%
Accretion of end-of-term payments	1.7%	1.4%	1.8%	1.4%
Impact of prepayments during the period	1.7%	1.9%	2.2%	1.7%
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(1)Weighted average portfolio yields on total debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period.
(2)The weighted average portfolio yields on total debt investments reflected above do not represent actual investment returns to the Company’s stockholders.